UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 10, 2010

NOVATEL WIRELESS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31659	86-0824673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9645 Scranton Road San Diego, CA 92121

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (858) 812-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 10, 2010, Novatel Wireless, Inc. (the “Company”) held its 2010 annual meeting of stockholders at which its stockholders voted upon (i) the election of two nominees to the Board of Directors (the “Board”) of the Company to serve three-year terms expiring at the Company’s 2013 annual meeting of stockholders and (ii) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2010.

The Company’s stockholders elected each of Mr. James Ledwith and General John D. Wakelin to three-year terms as members of the Board and the other proposal passed. Additional information regarding the matters submitted to a vote of stockholders at the Company’s 2010 annual meeting may be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2010.

The results with respect to the election of directors were as follows:

Item	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Election of James Ledwith	18,212,207	1,760,593	0	7,022,659
Election of John D. Wakelin	19,619,307	353,493	0	7,022,659

The results with respect to the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2010 were as follows:

Item	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Ratification of Independent Registered Public Accounting Firm	26,603,508	330,478	61,473	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVATEL WIRELESS, INC.

By:	/s/ Catherine F. Ratcliffe
Catherine F. Ratcliffe
Senior Vice President, Business Affairs, General Counsel and Secretary

Date: June 15, 2010